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                                                                      EXHIBIT 1

           JOINT ACQUISITION STATEMENT PURSUANT TO RULE 13D-1(F)(1)

  The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: August 2, 1996

                                       UNITED STATES SURGICAL CORPORATION

                                                /s/ Thomas R. Bremer
                                       By: ------------------------------------
                                           Title: Senior Vice President and
                                           General Counsel

                                       USS ACQUISITION CORP.

                                                /s/ Thomas R. Bremer
                                       By: ------------------------------------
                                           Title: President